Exhibit 99.1

       Volt Information Sciences Reports Increased Third Quarter Earnings

     NEW YORK--(BUSINESS WIRE)--Sept. 9, 2003--Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's third quarter and nine-months ended August 3, 2003. Attached is a summary of the Company's results of operations and notes thereto. The notes are an integral part of the summary.
     The Company will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss third quarter results. The conference call dial-in number is 1-800-857-4231, passcode: Third Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.

     Third Quarter of Fiscal 2003 Results

     For the third quarter ended August 3, 2003, the Company reported net income of $2.1 million, or $0.14 per share, on net sales of $415.2 million, compared to net income of $1.1 million, or $0.07 per share, on net sales of $371.8 million for the comparable quarter of the previous year.

     Nine Months of Fiscal 2003 Results

     For the first nine-months of fiscal 2003, the Company reported a net loss of $2.1 million, or $0.14 per share, on net sales of $1.2 billion, compared to a net loss of $37.6 million, or $2.47 per share, on net sales of $1.1 billion, for the comparable nine months of the previous year. The previous year's results included non-recurring and other items as noted below.
     Non-recurring items in the first nine months of fiscal 2002 results included the following:

     -- A non-recurring charge of $2.1 million, ($1.3 million net of taxes or $0.08 per share), for the early payment of debt;

     -- A net gain of $4.3 million, or $0.28 per share, including a tax benefit of $1.7 million, from discontinued operations resulting from the Company's sale of its 59% interest in Autologic Information International, Inc. that comprised the Company's Electronic Publication and Typesetting segment. The gain is comprised of a $4.5 million gain on the sale, partially offset by a $0.2 million loss on operations through November 30, 2001, the date of sale; and

     -- A non-cash charge of $31.9 million, or $2.10 per share, for goodwill impairment as of November 5, 2001, presented as a Cumulative Effect of a Change in Accounting.

     The loss from continuing operations was $2.1 million, or $0.14 per share for the nine months of fiscal 2003 compared to a loss of $10.0 million, or $0.65 per share for the first nine months of fiscal 2002.

     "I am pleased to see the continued improvement in the operating results of three of our segments, Directory, Computer Systems and Telecommunication Services," commented William Shaw, Chairman and President of Volt. "All three have shown significant improvement, both for the current quarter and the first nine months of the year. Although emphasis on controllable costs, aggressive marketing and creative products produced continued profits for the Staffing segment, increased taxes and workers compensation insurance costs, as well as fierce competition continue to dampen its results. Unfortunately, the country has not yet returned to the growth required to rejuvenate the staffing industry and allow for the necessary expansion of pricing and margins."

     STAFFING SERVICES

     The Staffing Services segment reported an operating profit for the third quarter of $5.0 million compared to an operating profit of $6.1 million for the comparable quarter of the previous year. Segment sales for the 2003 third quarter were $348.4 million compared to $312.1 million for the comparable quarter of the previous year. As in the first half of the year, third quarter gross margin dollars produced by the increased revenue of the traditional staffing divisions were more than offset by increased taxes, workers compensation costs, and competitive pricing pressure. This is especially true in the A&I (Administrative and Industrial) division where workers compensation and taxes have a greater effect on margins due to lower pay rates. The operating profit of VMC, the project management division, increased by 75% to $2.9 million over the comparable 2002 fiscal quarter, with revenue increasing by 72% to $20.4 million and its strong performance continues to offset some of the weakness in the traditional staffing business. Although the net sales of the A&I division increased by 15% to $129.0 million for the third quarter from the comparable quarter of the previous year, the division sustained an operating loss of $2.0 million in the current year's quarter, comparable to the $1.9 million loss in last year's third quarter. The net sales of the Technical Placement division increased by 10% to $219.4 million for the third quarter from the comparable quarter of the previous year while operating profits decreased to $7.1 million from $8.0 million in last year third quarter.

     COMPUTER SYSTEMS

     The segment reported an operating profit of $3.6 million for the third quarter, an increase of 40% compared to the $2.6 million for the comparable quarter of the previous year. Both domestic and European operations contributed strong performances. Sales for the fiscal 2003 third quarter were $23.5 million, a 26% increase over the $18.6 million in the comparable quarter of the previous year. ASP transactions continue sequential growth, increasing by 20% over the second quarter of fiscal 2003, both because of increased usage by existing customers and acquisition of new accounts. The improved results also reflect the acceptance of additional operator services infrastructure by a major customer.

     TELEPHONE DIRECTORY

     This segment reported a third quarter operating profit of $4.1 million on $22.3 million in sales compared to a $3.4 million operating profit on $19.8 million in sales for the comparable quarter of the previous year. Included in the quarter's results was revenue of $0.8 million from a customer for the cancellation of a directory production contract, previously announced, whose terms included a monthly fee to be paid through November 2003. Advertising sales for the community directory division remain strong and bad debt write-offs under its installment sales program have been reduced, indicating continued strong profitability for that division.

     TELECOMMUNICATIONS SERVICES

     The segment reported an operating loss of $0.9 million for the third quarter of fiscal 2003 on sales of $24.7 million compared to an operating loss of $3.3 million on sales of $24.3 million for the comparable quarter of the previous year. Despite relatively flat sales, the segment was able to reduce its loss by 73% due to the profitable performance of its Central Office and Business Services operations and the continued reduction of losses in the Construction and Engineering division resulting from reduced overhead and improved efficiencies achieved through the segment's restructuring.

     GENERAL AND ADMINISTRATIVE EXPENSES

     General corporate expenses increased over the prior year's nine-month and third quarter periods, primarily due to previously reported costs to meet disaster recovery requirements, including redundancy and business continuity for the Company's corporate systems and communications network.

     LIQUIDITY

     Cash and cash equivalents, excluding restricted cash, increased to $37.8 million at August 3, 2003 from $32.2 million at November 3, 2002. At August 3, 2003, the Company had sold a continuing participation interest in accounts receivable of $70.0 million under its securitization program and currently has the ability to finance up to an additional $30.0 million under that facility. To date, the Company has not borrowed under its $40.0 million secured revolving credit facility.

     Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

     This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                   SUMMARY OF RESULTS OF OPERATIONS
                              (UNAUDITED)

                             THIRD QUARTER            NINE MONTHS
                                 ENDED                   ENDED
                         August 3,   August 4,   August 3,   August 4,
                             2003     2002 (1)       2003   2002 (1,2)
                       ----------- ----------- ----------- -----------

                          (In thousands, except per share amounts)

Net sales                $415,158    $371,849  $1,171,099  $1,068,219
                       =========== =========== =========== ===========

Income (loss) from
 continuing operations
 before income taxes       $3,334      $2,011     ($3,386)   ($16,138)
Income tax (provision)
 benefit                   (1,223)       (878)      1,262       6,137
                       ----------- ----------- ----------- -----------
Income (loss) from
 continuing operations      2,111       1,133      (2,124)    (10,001)

Discontinued
 operations-Note A                                              4,310

Cumulative effect of a
 change in accounting-
 Note B:
   Goodwill impairment          -           -           -     (31,927)
                       ----------- ----------- ----------- -----------

Net income (loss)          $2,111      $1,133     ($2,124)   ($37,618)
                       =========== =========== =========== ===========


                                       Per Share Data
Basic and Diluted:
   Income (loss) from
    continuing
    operations              $0.14       $0.07      ($0.14)     ($0.65)
   Discontinued
    operations                                                   0.28
   Cumulative effect
    of a change in
    accounting                  -           -           -       (2.10)
                       ----------- ----------- ----------- -----------
   Net income (loss)        $0.14       $0.07      ($0.14)     ($2.47)
                       =========== =========== =========== ===========

Weighted average
 number of shares
 outstanding-basic         15,218      15,217      15,217      15,216
                       =========== =========== =========== ===========

Weighted average
 number of shares
 outstanding-diluted       15,226      15,280      15,217      15,216
                       =========== =========== =========== ===========

(1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employee Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the nine and three months ended August 4, 2002 have been reduced by $14.6 million and $4.8 million, respectively, with no effect on operating profit or the net results of the Company.

(2) Pursuant to the Company's adoption of SFAS No. 145, results for the nine months ended August 4, 2002 have been restated to give effect of the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from a March 2002 early payment of the Company's $30 million 7.92% Senior Notes to Other Expense, previously presented as an extraordinary item.



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                                 August 3, November 3,
                                                     2003        2002
                                               ----------- -----------
                                               (Unaudited)
ASSETS                                              (In thousands)
CURRENT ASSETS
Cash and cash equivalents, including
 restricted cash of $20,606 (2003) and
 $11,458 (2002)-Note C                            $58,418     $43,620
Short-term investments                              3,947       3,754
Trade receivables, net-Note D                     298,565     300,670
Inventories                                        32,840      29,690
Recoverable income taxes                            8,043       6,552
Deferred income taxes                               8,866       8,343
Prepaid expenses and other assets                  16,369      15,212
                                               ----------- -----------
TOTAL CURRENT ASSETS                              427,048     407,841

Property, plant and equipment, net                 84,757      89,294
Deposits and other assets                           2,523       3,380
Intangible assets, net-Note B                       8,983       9,075
                                               ----------- -----------
TOTAL ASSETS                                     $523,311    $509,590
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable to banks                             $3,373      $2,424
Current portion of long-term debt                     363       1,524
Accounts payable                                  153,640     154,054
Accrued wages and commissions                      42,687      39,529
Accrued taxes other than income taxes              15,372      18,525
Accrued interest and other accruals                14,720       8,276
Customer advances and other liabilities            30,026      19,009
                                               ----------- -----------
TOTAL CURRENT LIABILITIES                         260,181     243,341

Long-term debt                                     14,193      14,469
Deferred income taxes                              13,775      14,743

Stockholders' Equity                              235,162     237,037
                                               ----------- -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $523,311    $509,590
                                               =========== ===========



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                             THIRD QUARTER            NINE MONTHS
                                 ENDED                   ENDED
                         August 3,   August 4,   August 3,   August 4,
                             2003     2002 (1)       2003   2002 (1,2)
                       ----------- ----------- ----------- -----------
                                   (Dollars in thousands)

Net Sales
----------------------
Staffing Services-
 Note C
  Traditional staffing   $327,638    $292,062    $926,849    $835,069
  Managed services        266,584     214,352     767,437     488,273
                       ----------- ----------- ----------- -----------
  Total gross sales       594,222     506,414   1,694,286   1,323,342
  Less non-recourse
   managed services      (245,774)   (194,301)   (709,803)   (438,729)
                       ----------- ----------- ----------- -----------
  Net Staffing
   Services sales         348,448     312,113     984,483     884,613
Telephone Directory        22,319      19,763      49,743      50,866
Telecommunications
 Services                  24,736      24,307      80,226      84,910
Computer Systems           23,488      18,604      65,559      58,289
Elimination of
 intersegment sales        (3,833)     (2,938)     (8,912)    (10,459)
                       ----------- ----------- ----------- -----------

Total Net Sales          $415,158    $371,849  $1,171,099  $1,068,219
                       =========== =========== =========== ===========

Income (Loss) from
 Continuing Operations
 before Income Taxes:
----------------------
Segment Operating
 Profit (Loss)
----------------------
Staffing Services          $5,043      $6,130      $8,577      $9,275
Telephone Directory         4,128       3,381       4,584       2,505
Telecommunications
 Services                    (894)     (3,282)     (1,947)    (11,316)
Computer Systems            3,584       2,563       9,158       6,528
                       ----------- ----------- ----------- -----------
Total Segment
 Operating Profit          11,861       8,792      20,372       6,992

General corporate
 expenses                  (7,051)     (5,392)    (20,003)    (16,849)
                       ----------- ----------- ----------- -----------

Total Operating Profit
 (Loss)                     4,810       3,400         369      (9,857)

Interest income and
 other expense               (812)       (356)     (1,803)     (2,146)
Foreign exchange loss,
 net                         (184)       (255)       (274)       (316)
Interest expense             (480)       (778)     (1,678)     (3,819)
                       ----------- ----------- ----------- -----------

Income (Loss) from
 Continuing Operations
 before Income Taxes       $3,334      $2,011     ($3,386)   ($16,138)
                       =========== =========== =========== ===========

(1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employee Organization ("PEO") subsidiary, of the Staffing Services segment, from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the nine and three months ended August 4, 2002 have been reduced by $14.6 million and $4.8 million, respectively, with no effect on operating profit or the net results of the Company.

(2) Pursuant to the Company's adoption of SFAS No. 145, results for the nine months ended August 4, 2002 have been restated to give effect of the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from a March 2002 early payment of the Company's $30 million 7.92% Senior Notes to Other Expense, previously presented as an extraordinary item.



           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

Note A - The results of discontinued operations reflect the Company's percentage interest in the loss through November 30, 2001 of, and the Company's gain on the sale on that date of its interest in, its 59% owned publicly-held subsidiary, Autologic Information International, Inc. ("Autologic"), that comprised the Company's Electronic Publication and Typesetting segment. Autologic was acquired by Agfa Corporation through a tender offer for all of Autologic's outstanding shares and a subsequent merger. The Company received $24.2 million for its shares. The gain on the sale of $4.5 million, including a tax benefit of $1.7 million, was reflected in the Company's first quarter of fiscal 2002. The results of Autologic are classified as discontinued operations.

B - As of the beginning of fiscal year 2002, the Company adopted
    Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under the new rules, beginning in fiscal 2002, goodwill and other intangibles with indefinite lives are no longer amortized, but are subject to testing, annually and whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable, using fair value methodology. The results of testing goodwill, upon the adoption of SFAS No. 142, resulted in a non-cash charge to earnings for goodwill impairment of $31.9 million as of November 5, 2001, which is presented as a Cumulative Effect of a Change in Accounting. The charge consisted of a write-down of goodwill of $23.9 million in the Staffing Services segment, primarily related to the goodwill of the IT staffing sector in Europe, and $8.0 million related to community directory acquisitions in the Telephone Directory segment and a joint venture.

C - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the August 3, 2003 and November 3, 2002 balance sheets.

D - On April 15, 2002, under a new securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold was $70.0 million at August 3, 2003 and $60.0 million at November 3, 2002. Accordingly, the trade receivables included on the August 3, 2003 and November 3, 2002 balance sheets have been reduced to reflect the $70.0 million and $60.0 million participation interest sold, respectively.


    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg and Ron Kochman
             212-704-2400
             voltinvest@volt.com